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EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A U.S. National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	41-1592157 (I.R.S. Employer Identification No.)
Sixth Street and Marquette Avenue Minneapolis, Minnesota (Address of principal executive offices)	55479 (Zip code)

Stanley S. Stroup, General Counsel
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
(612) 667-1234
(Name, address and telephone number of agent for service)

SILICON VALLEY BANCSHARES
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1962278 (I.R.S. Employer Identification No.)
3003 Tasman Drive Santa Clara, California (Address of principal executive offices)	95054-1191 (Zip code)

Zero Coupon Convertible Subordinated Notes due June 15, 2008
(Title of the indenture securities)

Item 1.    General Information.     Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C.

    Federal Deposit Insurance Corporation
    Washington, D.C.

    The Board of Governors of the Federal Reserve System
    Washington, D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.     If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.     Not applicable.

Item 16.    List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility. Wells Fargo Bank incorporates by reference into this Form T-1 the exhibits attached hereto.
Exhibit 1.	a.	A copy of the Articles of Association of the trustee now in effect.**
Exhibit 2.	a.	A copy of the certificate of authority of the trustee to commence business issued June 28, 1872, by the Comptroller of the Currency to The Northwestern National Bank of Minneapolis.*
b.
A copy of the certificate of the Comptroller of the Currency dated January 2, 1934, approving the consolidation of The Northwestern National Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*
c.
A copy of the certificate of the Acting Comptroller of the Currency dated January 12, 1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis.*
d.
A copy of the letter dated May 12, 1983 from the Regional Counsel, Comptroller of the Currency, acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.*
e.
A copy of the letter dated January 4, 1988 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of "Norwest Bank Minnesota, National Association."*

f.
A copy of the letter dated July 10, 2000 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation effective July 8, 2000 of Norwest Bank Minnesota, National Association with various other banks under the title of "Wells Fargo Bank Minnesota, National Association."***
Exhibit 3.		A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*
Exhibit 4.		Copy of By-laws of the trustee as now in effect.**
Exhibit 5.		Not applicable.
Exhibit 6.		The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.		A copy of the latest report of condition of the trustee published pursuant to law or the requirements of the trustee's supervising or examining authority is attached hereto.
Exhibit 8.		Not applicable.

*
Incorporated by reference to exhibit number 25 filed with registration statement number 33-66026.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 99.T3G to the Form T-3 dated July 13, 2000 of GB Property Funding Corp. file number 022-22473.

***
Incorporated by reference to exhibit number 2f to the trustee's Form T-1 filed as exhibit 25.1 to the Current Report Form 8-K dated September 8, 2000 of NRG Energy Inc. file number 001-15891.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 17th day of June, 2003.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
/s/ MICHAEL T. LECHNER Michael T. Lechner Assistant Vice President

EXHIBIT 6

June 17, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
/s/ MICHAEL T. LECHNER Michael T. Lechner Assistant Vice President

EXHIBIT 7

Wells Fargo Bank Minnesota, National Association
SIXTH STREET AND MARQUETTE AVENUE
MINNEAPOLIS, MN 55479
FDIC Certificate Number: 5208
Web Address: http://www.wellsfargo.com FFIEC 031
Consolidated Report of Income
for January 1 - March 31, 2003

Consolidated Report of Income

        All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI—Income Statement

			Dollar Amounts in Thousands
1.	Interest income:
	a.	Interest and fee income on loans:
		(1) In domestic offices:
		(a) Loans secured by real estate	RIAD 4011	377,591
		(b) Loans to finance agricultural production and other loans to farmers	RIAD 4042	2,758
		(c) Commercial and industrial loans	RIAD 4012	79,052
		(d) Loans to individuals for household, family, and other personal expenditures:
		(1) Credit cards	RIAD B485	0
		(2) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	RIAD B486	16,874
		(e) Loans to foreign governments and official institutions.	RIAD 4056	0
		(f) All other loans in domestic offices	RIAD B487	21,342
		(2) In foreign offices, Edge and Agreement subsidiaries, and IBFs	RIAD 4059	24
		(3) Total interest and fee income on loans (sum of items 1.a.(1).(a) through 1.a.(2))	RIAD 4010	497,641
	b.	Income from lease financing receivables	RIAD 4065	41,670
	c.	Interest income on balances due from depository institutions(1)	RIAD 4115	112
	d.	Interest and dividend income on securities:
		(1) U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed securities)	RIAD B488	3,580
		(2) Mortgage-backed securities	RIAD B489	12,951
		(3) All other securities (includes securities issued by states and political subdivisions in the U.S.)	RIAD 4060	7,811
	e.	Interest income from trading assets	RIAD 4069	770
	f.	Interest income on federal funds sold and securities purchased under agreements to resell	RIAD 4020	29,310
	g.	Other interest income	RIAD 4518	3,693
	h.	Total interest income (sum of items 1.a.(3) through 1.g)	RIAD 4107	597,538

2.	Interest expense:
	a.	Interest on deposits:
		(1) Interest on deposits in domestic offices:
		(a) Transaction accounts (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)	RIAD 4508	200
		(b) Nontransaction accounts:
		(1) Savings deposits (includes MMDAs)	RIAD 0093	19,085
		(2) Time deposits of $100,000 or more	RIAD A517	2,729
		(3) Time deposits of less than $100,000	RIAD A518	13,305
		(2) Interest on deposits in foreign offices, Edge and Agreement subsidiaries, and IBFs	RIAD 4172	16,165
	b.	Expense of federal funds purchased and securities sold under agreements to repurchase	RIAD 4180	6,689
	c.	Interest on trading liabilities and other borrowed money	RIAD 4185	38,528
	d.	Interest on subordinated notes and debentures	RIAD 4200	0
	e.	Total interest expense (sum of items 2.a through 2.d)	RIAD 4073	96,701
3.	Net interest income (item 1.h minus 2.e)		RIAD 4074	500,837
4.	Provision for loan and lease losses		RIAD 4230	8,585
5.	Noninterest income:
	a.	Income from fiduciary activities(3)	RIAD 4070	58,262
	b.	Service charges on deposit accounts in domestic offices	RIAD 4080	44,119
	c.	Trading revenue(4)	RIAD A220	252
	d.	Investment banking, advisory, brokerage, and underwriting fees and commissions	RIAD B490	29,604
	e.	Venture capital revenue	RIAD B491	0
	f.	Net servicing fees	RIAD B492	0
	g.	Net securitization income	RIAD B493	0
	h.	(1) Insurance and reinsurance underwriting income	RIAD C386	11,204
		(2) Income from other insurance activities	RIAD C387	39
	i.	Net gains (losses) on sales of loans and leases	RIAD 5416	0
	j.	Net gains (losses) on sales of other real estate owned	RIAD 5415	169
	k.	Net gains (losses) on sales of other assets (excluding securities)	RIAD B496	(38,233)
	l.	Other noninterest income(2)	RIAD B497	99,923
	m.	Total noninterest income (sum of items 5.a through 5.l)	RIAD 4079	205,339
6.	a.	Realized gains (losses) on held-to-maturity securities	RIAD 3521	0
	b.	Realized gains (losses) on available-for-sale securities	RIAD 3196	1,458
7.	Noninterest expense:
	a.	Salaries and employee benefits	RIAD 4135	147,042
	b.	Expenses of premises and fixed assets (net of rental income) (excluding salaries and employee benefits and mortgage interest)	RIAD 4217	31,203
	c.	(1) Goodwill impairment losses	RIAD C216	0
		(2) Amortization expense and impairment losses for other intangible assets	RIAD C232	356
	d.	Other noninterest expense(2)	RIAD 4092	159,058
	e.	Total noninterest expense (sum of items 7.a through 7.d)	RIAD 4093	337,659
8.	Income (loss) before income taxes and extraordinary items and other adjustments (item 3 plus or minus items 4, 5.m, 6.a, 6.b, and 7.e)		RIAD 4301	361,390
9.	Applicable income taxes (on item 8)		RIAD 4302	114,961
10.	Income (loss) before extraordinary items and other adjustments (item 8 minus item 9)		RIAD 4300	246,429
11.	Extraordinary items and other adjustments, net of income taxes(2)		RIAD 4320	0
12.	Net income (loss) (sum of items 10 and 11)		RIAD 4340	246,429

Memoranda			Year-to-date
			Dollar Amounts in Thousands
1.	Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after August 7, 1986, that is not deductible for federal income tax purposes		RIAD 4513	27
2.	Income from the sale and servicing of mutual funds and annuities in domestic offices (included in Schedule RI, item 8)		RIAD 8431	22,293
3.	Income on tax-exempt loans and leases to states and political subdivisions in the U.S. (included in Schedule RI, items 1.a and 1.b)		RIAD 4313	568
4.	Income on tax-exempt securities issued by states and political subdivisions in the U.S. (included in Schedule RI, item 1.d.(3))		RIAD 4507	4,425
5.	Number of full-time equivalent employees at end of current period (round to nearest whole number)		RIAD 4150	Number 7,420
6.	Not applicable
7.	If the reporting bank has restated its balance sheet as a result of applying push down accounting this calendar year, report the date of the bank's acquisition(5)		RIAD 9106	CC/YY/MM/DD 0
8.	Trading revenue (from cash instruments and derivative instruments) (sum of Memorandum items 8.a through 8.d, must equal Schedule RI, item 5.c) (To be completed by banks that reported average trading assets (Schedule RC-K, item 7) of $2 million or more for any quarter of the preceding calendar year.):
	a.	Interest rate exposures	RIAD 8757	252
	b.	Foreign exchange exposures	RIAD 8758	0
	c.	Equity security and index exposures	RIAD 8759	0
	d.	Commodity and other exposures	RIAD 8760	0
9.	Impact on income of derivatives held for purposes other than trading:
	a.	Net increase (decrease) to interest income	RIAD 8761	0
	b.	Net (increase) decrease to interest expense	RIAD 8762	1,912
	c.	Other (noninterest) allocations	RIAD 8763	0
10.	Credit losses on derivatives (see instructions)		RIAD A251	0
11.	Does the reporting bank have a Subchapter S election in effect for federal income tax purposes for the current tax year?		RIAD A530	Yes/No No

(1)
Includes interest income on time certificates of deposit not held for trading.

(2)
Describe on Schedule RI-E—Explanations.

(3)
For banks required to complete Schedule RC-T, items 12 through 19, income from fiduciary activities reported in Schedule RI, item 5.a, must equal the amount reported in Schedule RC-T, item 19.

(4)
For banks required to complete Schedule RI, Memorandum item 8, trading revenue report in Schedule RI, item 5.c, must equal the sum of Memorandum item 8.a through 8.d).

(5)
For example, a bank acquired on June 1, 2001, would report 20010601.

Schedule RI-A—Changes in Equity Capital

        Indicate decreases and losses in parentheses.

		Dollar Amounts in Thousands
1.	Total equity capital most recently reported for the December 31, 2001, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	RIAD 3217	4,079,693
2.	Restatements due to corrections of material accounting errors and changes in accounting principles*	RIAD B507	0
3.	Balance end of previous calendar year as restated (sum of items 1 and 2)	RIAD B508	4,079,693
4.	Net income (loss) (must equal Schedule RI, item 12)	RIAD 4340	246,429
5.	Sale, conversion, acquisition, or retirement of capital stock, net (excluding treasury stock transactions)	RIAD B509	0
6.	Treasury stock transactions, net	RIAD B510	0
7.	Changes incident to business combinations, net	RIAD 4356	0
8.	LESS: Cash dividends declared on preferred stock	RIAD 4470	0
9.	LESS: Cash dividends declared on common stock	RIAD 4460	642,600
10.	Other comprehensive income(1)	RIAD B511	(1,771)
11.	Other transactions with parent holding company(1) (not included in items 5, 6, 8, or 9 above)	RIAD 4415	0
12.	Total equity capital end of current period (sum of items 3 through 11) (must equal Schedule RC, item 28)	RIAD 3210	3,681,751

*
Describe on Schedule RI-E—Explanations.

(1)
Includes changes in net unrealized holding gains (losses) on available-for-sale securities, changes in accumulated net gains (losses) on cash flow hedges, foreign currency translation adjustments, and changes in minimum pension liability adjustments.

Schedule RI-B—Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Loan and Lease Losses

Part I. Charge-offs and Recoveries on Loans and Leases

Part I excludes charge-offs and recoveries through the allocated transfer risk reserve.

			(Column A) Charge-offs(1)		(Column B) Recoveries
			Dollar Amounts in Thousands Calendar-year-to-date
1.	Loans secured by real estate:
	a.	Construction, land development, and other land loans in domestic offices	RIAD 3582	0	RIAD 3583	128
	b.	Secured by farmland in domestic offices	RIAD 3584	0	RIAD 3585	38
	c.	Secured by 1-4 family residential properties in domestic offices:
		(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	RIAD 5411	171	RIAD 5412	49
		(2) Closed-end loans secured by 1-4 family residential properties
		(a) Secured by first liens	RIAD C234	1,062	RIAD C217	14
		(b) Secured by junior liens	RIAD C235	534	RIAD C218	165
	d.	Secured by multifamily (5 or more) residential properties in domestic offices	RIAD 3588	0	RIAD 3589	0
	e.	Secured by nonfarm nonresidential properties in domestic offices	RIAD 3590	250	RIAD 3591	221
	f.	In foreign offices	RIAD B512	0	RIAD B513	0
2.	Loans to depository institutions and acceptances of other banks:
	a.	To U.S. banks and other U.S. depository institutions	RIAD 4653	0	RIAD 4663	0
	b.	To foreign banks	RIAD 4654	0	RIAD 4664	0
3.	Loans to finance agricultural production and other loans to farmers		RIAD 4655	26	RIAD 4665	76
4.	Commercial and industrial loans:
	a.	To U.S. addressees (domicile)	RIAD 4645	6,316	RIAD 4617	1,817
	b.	To non-U.S. addressees (domicile)	RIAD 4646	0	RIAD 4618	0
5.	Loans to individuals for household, family, and other personal expenditures:
	a.	Credit cards	RIAD B514	0	RIAD B515	0
	b.	Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	RIAD B516	1,901	RIAD B517	1,469
6.	Loans to foreign governments and official institutions		RIAD 4643	0	RIAD 4627	0
7.	All other loans		RIAD 4644	64	RIAD 4628	20
8.	Lease financing receivables:
	a.	To U.S. addressees (domicile)	RIAD 4658	4,035	RIAD 4668	643
	b.	To non-U.S. addressees (domicile)	RIAD 4659	0	RIAD 4669	0
9.	Total (sum of items 1 through 8)		RIAD 4635	14,359	RIAD 4605	4,640

        Memoranda

		(Column A) Charge-offs(1)		(Column B) Recoveries
		Dollar Amounts in Thousands Calendar-year-to-date
1.	Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RI-B, part I, items 4 and 7, above	RIAD 5409	0	RIAD 5410	0
2.	Loans secured by real estate to non-U.S. addressees (domicile) (included in Schedule RI-B, part I, item 1, above)	RIAD 4652	0	RIAD 4662	0
3.	Not applicable
Memorandum item 4 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes
4.	Uncollectible retail credit card fees and finance charges reversed against income (i.e., not included in charge-offs against the allowance for loan and lease losses)			RIAD C388	0

(1)
Include write-downs arising from transfers of loans to a held-for-sale account.

        Part II. Changes in Allowance for Loan and Lease Losses

		Dollar Amounts in Thousands
1.	Balancemost recently reported for the December 31, 2001, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	RIAD B522	284,263
2.	Recoveries (must equal part I, item 9,column B above)	RIAD 4605	4,640
3.	LESS: Charge-offs (must equal part I, item 9, column A above less Schedule RI-B, part II, item 4)	RIAD C079	14,359
4.	LESS: Write-downs arising from transfers of loans to a held-for-sale account	RIAD 5523	0
5.	Provision for loan and lease losses (must equal Schedule RI, item 4)	RIAD 4230	8,585
6.	Adjustments* (see instructions for this schedule)	RIAD C233	(126)
7.	Balance end of current period (sum of items 1,2,5, and 6, less items 3 and 4) (must equal Schedule RC, item 4.c)	RIAD 3123	283,003

(*)
Describe on Schedule RI-E—Explanations.

        Memoranda

		Dollar Amounts in Thousands
1.	Allocated transfer risk reserve included in Schedule RI-B, part II, item 7 above	RIAD C435	0
Memorandum items 2 and 3 are to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Perfoemance Report purposes
2.	Separate valuation allowance for uncollectible retail credit card fees and finance charges	RIAD C389	0
3.	Amount of allowance for loan and lease losses attributable to retail credit card fees and finance charges	RIAD C390	0

Schedule RI-D—Income from International Operations

        For all banks with foreign Offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.

			Dollar Amounts in Thousands
1.	Interest income and expense attributable to international operations:
	a.	Gross interest income	RIAD B523	0
	b.	Gross interest expense	RIAD B524	0
2.	Net interest income attributable to international operations (item 1.a minus 1.b.)		RIAD B525	0
3.	Noninterest income and expense attributable to international operations:
	a.	Noninterest income attributable to international operations	RIAD 4097	0
	b.	Provision for loan and lease losses attributable to international operations	RIAD 4235	0
	c.	Other noninterest expense attributable to international operations	RIAD 4239	0
	d.	Net noninterest income (expense) attributable to international operations (item 3.a minus 3.b and 3.c)	RIAD 4843	0
4.	Estimated pretax income attributable to international operations before capital allocation adjustment (sum of items 2 and 3.d)		RIAD 4844	0
5.	Adjustment to pretax income for internal allocations to international operations to reflect the effects of equity capital on overall bank funding costs		RIAD 4845	0
6.	Estimated pretax income attributable to international operations after capital allocation adjustment (sum of items 4 and 5)		RIAD 4846	0
7.	Income taxes attributable to income from international operations as estimated in item 6		RIAD 4797	0
8.	Estimated net income attributable to international operations (item 6 minus 7)		RIAD 4341	0

Schedule RI-E—Explanations

        Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

        Detail all adjustments in Schedule RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

			Dollar Amounts in Thousands Year-to-date
1.	Other noninterest income (from Schedule RI, item 5.l) Itemize and describe amounts that exceed 1% of the sum of Schedule RI, items 1.h and 5.m:
	a.	Income and fees from the printing and sale of checks	RIAD C013	0
	b.	Earnings on/increase in value of cash surrender value of life insurance	RIAD C014	0
	c.	Income and fees from automated teller machines (ATMs)	RIAD C016	0
	d.	Rent and other income from other real estate owned	RIAD 4042	0
	e.	Safe deposit box rent	RIAD C015	0
	f.	(TEXT 4461) Intercompany Allocations	RIAD 4461	62,810
	g.	(TEXT 4462) Loan Origination Fees	RIAD 4462	12,767
	h.	(TEXT 4463) Credit Card Fees	RIAD 4463	10,002
2.	Other noninterest expense (from Schedule RI, item 7.d) Itemize and describe the amounts that exceed 1% of the sum of Schedule RI, items 1.h and 5.m:
	a.	Data processing expenses	RIAD C017	0
	b.	Advertising and marketing expenses	RIAD 0497	0
	c.	Directors' fees	RIAD 4136	0
	d.	Printing, stationery, and supplies	RIAD C018	0
	e.	Postage	RIAD 8403	0
	f.	Legal fees and expenses	RIAD 4141	0
	g.	FDIC deposit insurance assessments	RIAD 4146	0
	h.	(TEXT 4464) Intercompany Allocations	RIAD 4464	110,565
	i.	(TEXT 4467) Fees and Service Charges	RIAD 4467	10,274
	j.	(TEXT 4468)	RIAD 4468	0
3.	Extraordinary items and other adjustments and applicable income tax effect (from Schedule RI, item 11) (itemize and describe all extraordinary items and other adjustments)
	a.	(1) (TEXT 4469)	RIAD 4469	0
		(2) Applicable income tax effect	RIAD 4486	0
	b.	(1) (TEXT 4487)	RIAD 4487	0
		(2) Applicable income tax effect	RIAD 4488	0
	c.	(1) (TEXT 4489)	RIAD 4489	0
		(2) Applicable income tax effect	RIAD 4491	0
4.	Restatements due to corrections of material accounting errors and changes in accounting principles (from Schedule RI-A, item 2) (itemize and describe all restatements):
	a.	(TEXT B526)	RIAD B526	0
	b.	(TEXT B527)	RIAD B527	0
5.	Other transactions with parent holding company (from Schedule RI-A, item 11) (itemize and describe all such transactions)
	a.	(TEXT 4498)	RIAD 4498	0
	b.	(TEXT 4499)	RIAD 4499	0
6.	Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II, item 6) (itemize and describe all adjustments):
	a.	(TEXT 4521) Write-downs arising from transfers of loans to the held-for-sale account	RIAD 4521	-126
	b.	(TEXT 4522)	RIAD 4522	0
7.	Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items affecting the Report of Income):

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks

        All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

			Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A)
	a.	Noninterest-bearing balances and currency and coin(1)	RCFD 0081	1,808,024
	b.	Interest-bearing balances(2)	RCFD 0071	61,952
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)	RCFD 1754	0
	b.	Available-for-sale securities (from Schedule RC-B, column D)	RCFD 1773	1,894,615
3.	Federal funds sold and securities purchased under agreements to resell
	a.	Federal funds sold in domestic offices	RCON B987	4,420,010
	b.	Securities purchased under agreements to resell(3)	RCFD B989	66,300
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale	RCFD 5369	21,749,977
	b.	Loans and leases, net of unearned income	RCFD B528	18,479,391
	c.	LESS: Allowance for loan and lease losses	RCFD 3123	283,003
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCFD B529	18,196,388
5.	Trading assets (from Schedule RC-D)		RCFD 3545	53,262
6.	Premises and fixed assets (including capitalized leases)		RCFD 2145	155,743
7.	Other real estate owned (from Schedule RC-M)		RCFD 2150	5,728
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		RCFD 2130	0
9.	Customers' liability to this bank on acceptances outstanding		RCFD 2155	6,322
10.	Intangible assets:
	a.	Goodwill	RCFD 3163	291,457
	b.	Other intangible assets (from Schedule RC-M)	RCFD 0426	7,166
11.	Other assets (from Schedule RC-F)		RCFD 2160	1,387,956
12.	Total assets (sum of items 1 through 11)		RCFD 2170	50,104,900
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON 2200	32,835,865
		(1) Noninterest-bearing(4)	RCON 6631	20,287,304
		(2) Interest-bearing	RCON 6636	12,548,561
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN 2200	4,728,569
		(1) Noninterest-bearing	RCFN 6631	803
		(2) Interest-bearing	RCFN 6636	4,727,766

14.	Federal funds purchased and securities sold under agreements to repurchase
	a.	Federal funds purchased in domestic offices(5)	RCON B993	2,034,891
	b.	Securities sold under agreements to repurchase(6)	RCFD B995	323,318
15.	Trading liabilities (from Schedule RC-D)		RCFD 3548	49,169
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)		RCFD 3190	5,526,099
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding		RCFD 2920	6,322
19.	Subordinated notes and debentures(7)		RCFD 3200	0
20.	Other liabilities (from Schedule RC-G)		RCFD 2930	918,916
21.	Total liabilities (sum of items 13 through 20)		RCFD 2948	46,423,149
22.	Minority interest in consolidated subsidiaries		RCFD 3000	0
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus		RCFD 3838	0
24.	Common stock		RCFD 3230	100,000
25.	Surplus (exclude all surplus related to preferred stock)		RCFD 3839	2,133,596
26.	a.	Retained earnings	RCFD 3632	1,397,118
	b.	Accumulated other comprehensive income(8)	RCFD B530	51,037
27.	Other equity capital components(9)		RCFD A130	0
28.	Total equity capital (sum of items 23 through 27)		RCFD 3210	3,681,751
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)		RCFD 3300	50,104,900
Memorandum
To be reported with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2002	RCFD 6724	Number 2

1=Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2=Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3=Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4=Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5=Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6=Review of the bank's financial statements by external auditors

7=Compilation of the bank's financial statements by external auditors

8=Other audit procedures (excluding tax preparation work)

9=No external audit work

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

(3)
Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

(4)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(5)
Report overnight Ferderal Home Loan Bank advantages in Schedule RC, item 16,"other borrowed money."

(6)
Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(7)
Includes limited-life preferred stock and related surplus.

(8)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(9)
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Schedule RC-A—Cash and Balances Due From Depository Institutions

        Exclude assets held for trading.

			(Column A) Consolidated Bank		(Column B) Domestic Offices
			Dollar Amounts in Thousands
1.	Cash items in process of collection, unposted debits, and currency and coin		RCFD 0022	1,421,874
	a.	Cash items in process of collection and unposted debits			RCON 0020	1,311,850
	b.	Currency and coin			RCON 0080	110,024
2.	Balances due from depository institutions in the U.S.				RCON 0082	148,639
	a.	U.S.branches and agencies of foreign banks (including their IBFs)	RCFD 0083	0
	b.	Other commercial banks in the U.S. and other depository institutions in the U.S. (including their IBFs)	RCFD 0085	148,838
3.	Balances due from banks in foreign countries and foreign central banks				RCON 0070	5,548
	a.	Foreign branches of other U.S. banks	RCFD 0073	5,040
	b.	Other banks in foreign countries and foreign central banks	RCFD 0074	508
4.	Balances due from Federal Reserve Banks		RCFD 0090	293,716	RCON 0090	293,665
5.	Total (sum of items 1 through 4) (total of column A must equal Schedule RC, sum of items 1.a and 1.b)		RCFD 0010	1,869,976	RCON 0010	1,869,726

Schedule RC-B—Securities

        Exclude assets held for trading.

				Held-to-maturity				Available-for-sale
				(Column A) Amortized Cost		(Column B) Fair Value		(Column C) Amortized Cost		(Column D) Fair Value
				Dollar Amounts in Thousands
1.	U.S. Treasury securities			RCFD 0211	0	RCFD 0213	0	RCFD 1286	131,294	RCFD 1287	144,550
2.	U.S. Government agency obligations (exclude mortgage-backed securities):
	a.	Issued by U.S. Government agencies(1)		RCFD 1289	0	RCFD 1290	0	RCFD 1291	6	RCFD 1293	5
	b.	Issued by U.S. Government sponsored agencies(2)		RCFD 1294	0	RCFD 1295	0	RCFD 1297	141,646	RCFD 1298	146,456
3.	Securities issued by states and political subdivisions in the U.S.			RCFD 8496	0	RCFD 8497	0	RCFD 8498	286,587	RCFD 8499	306,120
4.	Mortgage-backed securities (MBS):
	a.	Pass-through securities:
		(1)	Guaranteed by GNMA	RCFD 1698	0	RCFD 1699	0	RCFD 1701	188,186	RCFD 1702	201,201
		(2)	Issued by FNMA and FHLMC	RCFD 1703	0	RCFD 1705	0	RCFD 1706	281,428	RCFD 1707	304,132
		(3)	Other passthrough securities	RCFD 1709	0	RCFD 1710	0	RCFD 1711	0	RCFD 1713	0
	b.	Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS):
		(1)	Issued or guaranteed by FNMA, FHLMC, or GNMA	RCFD 1714	0	RCFD 1715	0	RCFD 1716	440,974	RCFD 1717	445,547
		(2)	Collateralized by MBS issued or guaranteed by FNMA, FHLMC, or GNMA	RCFD 1718	0	RCFD 1719	0	RCFD 1731	3	RCFD 1732	3

		(3) All other mortgage-backed securities	RCFD 1733	0	RCFD 1734	0	RCFD 1735	193,653	RCFD 1736	194,191
5.	Asset-backed securities (ABS):
	a.	Credit card receivables	RCFD B838	0	RCFD B839	0	RCFD B840	0	RCFD B841	0
	b.	Home equity lines	RCFD B842	0	RCFD B843	0	RCFD B844	0	RCFD B845	0
	c.	Automobile loans	RCFD B846	0	RCFD B847	0	RCFD B848	0	RCFD B849	0
	d.	Other consumer loans	RCFD B850	0	RCFD B851	0	RCFD B852	0	RCFD B853	0
	e.	Commercial and industrial loans	RCFD B854	0	RCFD B855	0	RCFD B856	2,462	RCFD B857	1,950
	f.	Other	RCFD B858	0	RCFD B859	0	RCFD B860	0	RCFD B861	0
6.	Other debt securities:
	a.	Other domestic debt securities	RCFD 1737	0	RCFD 1738	0	RCFD 1739	83,270	RCFD 1741	82,874
	b.	Foreign debt securities	RCFD 1742	0	RCFD 1743	0	RCFD 1744	47,273	RCFD 1746	52,916
7.	Investments in mutual funds and other equity securities with readily determinable fair values(3)						RCFD A510	13,995	RCFD A511	14,670
8.	Total (sum of items 1 through 7) (total of column A must equal Schedule RC, Item 2.a) (total of column D must equal Schedule RC, item 2.b)		RCFD 1754	0	RCFD 1771	0	RCFD 1772	1,810,777	RCFD 1773	1,894,615

        Memoranda

				Dollar Amounts in Thousands
1.	Pledged securities(4)			RCFD 0416	150,429
2.	Maturity and repricing data for debt securities(4),(5) (excluding those in nonaccrual status)
	a.	Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.; other non-mortgage debt securities; and mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of:(6),(7)
		(1)	Three months or less	RCFD A549	96,689
		(2)	Over three months through 12 months	RCFD A550	74,670
		(3)	Over one year through three years	RCFD A551	77,988
		(4)	Over three years through five years	RCFD A552	118,090
		(5)	Over five years through 15 years	RCFD A553	253,903
		(6)	Over 15 years	RCFD A554	113,531
	b.	Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of:(6),(8)
		(1)	Three months or less	RCFD A555	2,103
		(2)	Over three months through 12 months	RCFD A556	4,993
		(3)	Over one year through three years	RCFD A557	168
		(4)	Over three years through five years	RCFD A558	1,183
		(5)	Over five years through 15 years	RCFD A559	30,902
		(6)	Over 15 years	RCFD A560	465,984
	c.	Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS; exclude mortgage pass-through securities) with an expected average life of:(9)
		(1)	Three years or less	RCFD A561	76,886
		(2)	Over three years	RCFD A562	562,855
	d.	Debt securities with a REMAINING MATURITY of one year or less (included in Memorandum items 2.a through 2.c above)		RCFD A248	83,839
3.	Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost at date of sale or transfer)			RCFD 1778	0

4.	Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, 5, and 6):
	a.	Amortized cost	RCFD 8782	0
	b.	Fair value	RCFD 8783	0

(1)
Includes Small Business Administration "Guaranteed Loan Pool Certificates," U.S. Maritime Administration obligations, and Export—Import Bank participation certificates.

(2)
Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

(3)
Report Federal Reserve stock, Federal Home Loan Bank stock, and bankers' bank stock in Schedule RC-F, item 4.

(4)
Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.

(5)
Exclude investments in mutual funds and other equity securities with readily determinable fair values.

(6)
Report fixed rate debt securities by remaining maturity and floating rate debt securities by next repricing date.

(7)
Sum of Memorandum items 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a that are included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, sum of items 1, 2, 3, 5, and 6, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(8)
Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(9)
Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual "Other mortgage-backed securities" included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.

Schedule RC-C—Loans and Lease Financing Receivables

        Part I. Loans and Leases

        Do not deduct the allowance for loan and lease losses or the allocated transfer risk reserve from amounts reported in this schedule. Report (1) loans and leases held for sale at the lower of cost or market value and (2) loans and leases held for investment, net of unearned income. Exclude assets held for trading and commercial paper.

			(Column A) Consolidated Bank		(Column B) Domestic Offices
		Dollar Amounts in Thousands
1.	Loans secured by real estate:		RCFD 1410	26,783,337
	a.	Construction, land development, and other land loans			RCON 1415	238,033
	b.	Secured by farmland (including farm residential and other improvements)			RCON 1420	76,285
	c.	Secured by 1-4 family residential properties:
		(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit			RCON 1797	1,024,151
		(2) Closed-end loans secured by 1-4 family residential properties:
		(a) Secured by first liens			RCON 5367	23,713,686
		(b) Secured by junior liens			RCON 5368	948,219
	d.	Secured by multifamily (5 or more) residential properties			RCON 1460	52,849
	e.	Secured by nonfarm nonresidential properties			RCON 1480	730,114
2.	Loans to depository institutions and acceptances of other banks:
	a.	To commercial banks in the U.S.			RCON B531	3,144,833
		(1) To U.S. branches and agencies of foreign banks	RCFD B532	0
		(2) To other commercial banks in the U.S.	RCFD B533	3,144,872
	b.	To other depository institutions in the U.S.	RCFD B534	0	RCON B534	0
	c.	To banks in foreign countries			RCON B535	39
		(1) To foreign branches of other U.S. banks	RCFD B536	0
		(2) To other banks in foreign countries	RCFD B537	590
3.	Loans to finance agricultural production and other loans to farmers		RCFD 1590	173,915	RCON 1590	173,915
4.	Commercial and industrial loans:
	a.	To U.S. addressees (domicile)	RCFD 1763	4,996,359	RCON 1763	4,996,359
	b.	To non-U.S. addressees (domicile)	RCFD 1764	1,151	RCON 1764	0
5.	Not applicable

6.	Loans to individuals for household, family, and other personal expenditures (i.e., consumer loans) (includes purchased paper):
	a.	Credit cards	RCFD B538	474	RCON B538	474
	b.	Other revolving credit plans	RCFD B539	116,214	RCON B539	116,214
	c.	Other consumer loans (includes single payment, installment, and all student loans)	RCFD 2011	1,240,956	RCON 2011	1,240,956
7.	Loans to foreign governments and official institutions (including foreign central banks)		RCFD 2081	0	RCON 2081	0
8.	Obligations (other than securities and leases) of states and political subdivisions in the U.S.		RCFD 2107	28,993	RCON 2107	28,993
9.	Other loans		RCFD 1563	817,651
	a.	Loans for purchasing or carrying securities (secured and unsecured)			RCON 1545	141,235
	b.	All other loans (exclude consumer loans)			RCON 1564	676,416
10.	Lease financing receivables (net of unearned income)				RCON 2165	2,924,856
	a.	Of U.S. addressees (domicile)	RCFD 2182	2,924,856
	b.	Of non-U.S. addressees (domicile)	RCFD 2183	0
11.	LESS: Any unearned income on loans reflected in items 1-9 above		RCFD 2123	0	RCON 2123	0
12.	Total loans and leases, net of unearned income (sum of items 1 through 10 minus item 11) (total of column A must equal Schedule RC, sum of items 4.a and 4.b)		RCFD 2122	40,229,368	RCON 2122	40,227,627

        Memoranda

				Dollar Amounts in Thousands
1.	Loans and leases restructured and in compliance with modified terms (included in Schedule RC-C, part I, and not reported as past due or nonaccrual in Schedule RC-N, Memorandum item 1) (exclude loans secured by 1-4 family residential properties and loans to individuals for household, family, and other personal expenditures)			RCFD 1616	0
2.	Maturity and repricing data for loans and leases (excluding those in nonaccrual status):
	a.	Closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B) with a remaining maturity or next repricing date of:(1), (2)
		(1)	Three months or less	RCON A564	21,416,281
		(2)	Over three months through 12 months	RCON A565	494,995
		(3)	Over one year through three years	RCON A566	32,388
		(4)	Over three years through five years	RCON A567	85,017
		(5)	Over five years through 15 years	RCON A568	1,164,783
		(6)	Over 15 years	RCON A569	501,116
	b.	All loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) EXCLUDING closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B) with a remaining maturity or next repricing date of(1),(3)
		(1)	Three months or less	RCFD A570	7,892,409
		(2)	Over three months through 12 months	RCFD A571	1,166,406
		(3)	Over one year through three years	RCFD A572	2,443,584
		(4)	Over three years through five years	RCFD A573	2,164,040
		(5)	Over five years through 15 years	RCFD A574	1,721,640
		(6)	Over 15 years	RCFD A575	938,190
	c.	Loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) with a REMAINING MATURITY of one year or less (excluding those in nonaccrual status)		RCFD A247	26,491,432
3.	Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-C, part I, items 4 and 9, column A(4)			RCFD 2746	159,093
4.	Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (included in Schedule RC-C, part I, item 1.c.(2)(a), column B)			RCON 5370	5,032,480

5.	Loans secured by real estate to non-U.S. addressees (domicile) (included in Schedule RC-C, part I, item 1, column A)	RCFD B837	0
Memorandum item 6 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Perfoemance Report purposes
6.	Outstanding credit card fees and finance charges included in Schedule RC-C, part I, item 6.a, column A	RCFD C391	0

(1)
Report fixed rate loans and leases by remaining maturity and floating rate loans by next repricing date.

(2)
Sum of Memorandum items 2.a.(1) through 2.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, item 1.c.(2)(a), column C, must equal total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a), column B.

(3)
Sum of Memorandum items 2.b.(1) through 2.b.(6), plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 8, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, item 1.c.(2)(a), column C, must equal total loans and leases from Schedule RC-C, part I, sum of items 1 through 10, column A, minus total closed-end loans secured by first liens on 1-4 family residential properties in domestic offices from Schedule RC-C, part I, item 1.c.(2)(a), column B.

(4)
Exclude loans secured by real estate that are included in Schedule RC-C, part I, item 1, column A.

Schedule RC-D—Trading Assets and Liabilities

        Schedule RC-D is to be completed by banks that reported average trading assets (Schedule RC-K, item 7) of $2 million or more for any quarter of the preceding calendar year.

			Dollar Amounts in Thousands
ASSETS
1.	U.S.Treasury securities in domestic offices		RCON 3531	0
2.	U.S.Government agency obligations in domestic offices (exclude mortgage-backed securities)		RCON 3532	0
3.	Securities issued by states and political subdivisions in the U.S. in domestic offices		RCON 3533	0
4.	Mortgage-backed securities (MBS) in domestic offices:
	a.	Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA	RCON 3534	1,257
	b.	Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA (include CMOs, REMICs, and stripped MBS)	RCON 3535	0
	c.	All other mortgage-backed securities	RCON 3536	0
5.	Other debt securities in domestic offices		RCON 3537	0
6.-8.	Not applicable
9.	Other trading assets in domestic offices		RCON 3541	0
10.	Trading assets in foreign offices		RCFN 3542	0
11.	Revaluation gains on derivative contracts:
	a.	In domestic offices	RCON 3543	52,005
	b.	In foreign offices	RCFN 3543	0
12.	Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5)		RCFD 3545	53,262
LIABILITIES
13.	Liability for short positions		RCFD 3546	0
14.	Revaluation losses on derivative contracts:		RCFD 3547	49,169
15.	Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item 15)		RCFD 3548	49,169

Schedule RC-E—Deposit Liabilities

        Part I. Deposits in Domestic Offices

		Transaction Accounts				Nontransaction Accounts
		(Column A) Total transaction accounts (including total demand deposits)		(Column B) Memo: Total demand deposits (included in column A)		(Column C) Total nontransaction accounts (including MMDAs)
		Dollar Amounts in Thousands
Deposits of:
1.	Individuals, partnerships, and corporations (include all certified and official checks)	RCON B549	2,164,412			RCON B550	29,943,253
2.	U.S.Government	RCON 2202	799			RCON 2520	1,221
3.	States and political subdivisions in the U.S.	RCON 2203	42,107			RCON 2530	370,195
4.	Commercial banks and other depository institutions in the U.S.	RCON B551	313,878			RCON B552	0
5.	Banks in foreign countries	RCON 2213	0			RCON 2236	0
6.	Foreign governments and official institutions (including foreign central banks)	RCON 2216	0			RCON 2377	0
7.	Total (sum of items 1 through 6) (sum of columns A and C must equal Schedule RC, item 13.a)	RCON 2215	2,521,196	RCON 2210	2,225,730	RCON 2385	30,314,669

        Memoranda

				Dollar Amounts in Thousands
1.	Selected components of total deposits (i.e., sum of item 7, columns A and C):
	a.	Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts		RCON 6835	492,045
	b.	Total brokered deposits		RCON 2365	42,280
	c.	Fully insured brokered deposits (included in Memorandum item 1.b above):
		(1)	Issued in denominations of less than $100,000	RCON 2343	0
		(2)	Issued either in denominations of $100,000 or in denominations greater than $100,000 and participated out by the broker in shares of $100,000 or less	RCON 2344	0
	d.	Maturity data for brokered deposits:
		(1)	Brokered deposits issued in denominations of less than $100,000 with a remaining maturity of one year or less (included in Memorandum item 1.c.(1) above)	RCON A243	0
		(2)	Brokered deposits issued in denominations of $100,000 or more with a remaining maturity of one year or less (included in Memorandum item 1.b above)	RCON A244	42,280
	e.	Preferred deposits (uninsured deposits of states and political subdivisions in the U.S. reported in item 3 above which are secured or collateralized as required under state law) (to be completed for the December report only)		RCON 5590	N/A
2.	Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.c must equal item 7, column C above):
	a.	Savings deposits:
		(1)	Money market deposit accounts (MMDAs)	RCON 6810	7,597,056
		(2)	Other savings deposits (excludes MMDAs)	RCON 0352	20,835,638
	b.	Total time deposits of less than $100,000		RCON 6648	1,567,602
	c.	Total time deposits of $100,000 or more		RCON 2604	314,373
3.	Maturity and repricing data for time deposits of less than $100,000:
	a.	Time deposits of less than $100,000 with a remaining maturity or next repricing date of:(1),(2)
		(1)	Three months or less	RCON A579	288,334
		(2)	Over three months through 12 months	RCON A580	524,521
		(3)	Over one year through three years	RCON A581	546,843
		(4)	Over three years	RCON A582	207,904
	b.	Time deposits of less than $100,000 with a REMAINING MATURITY of one year or less (included in Memorandum items 3.a.(1) and 3.a.(2) above)(3)		RCON A241	812,855
4.	Maturity and repricing data for time deposits of $100,000 or more:
	a.	Time deposits of $100,000 or more with a remaining maturity or next repricing date of:(1),(4)
		(1)	Three months or less	RCON A584	79,971
		(2)	Over three months through 12 months	RCON A585	87,651
		(3)	Over one year through three years	RCON A586	79,972
		(4)	Over three years	RCON A587	66,779
	b.	Time deposits of $100,000 or more with a REMAINING MATURITY of one year or less (included in Memorandum items 4.a.(1) and 4.a.(2) above)(3)		RCON A242	167,622

        Part II. Deposits in Foreign Offices (including Edge and Agreement subsidiaries and IBFs)

		Dollar Amounts in Thousands
Deposits of:
1.	Individuals, partnerships, and corporations (include all certified and official checks)	RCFN B553	313,774
2.	U.S. banks (including IBFs and foreign branches of U.S. banks) and other U.S. depository institutions	RCFN B554	4,299,192
3.	Foreign banks (including U.S. branches and agencies of foreign banks, including their IBFs)	RCFN 2625	115,603
4.	Foreign governments and official institutions (including foreign central banks)	RCFN 2650	0
5.	U.S. Government and states and political subdivisions in the U.S.	RCFN B555	0
6.	Total (sum of items 1 through 5) (must equal Schedule RC, item 13.b)	RCFN 2200	4,728,569

        Memorandum

Dollar Amounts in Thousands
1.	Time deposits with a remaining maturity of one year or less (included in Part II, item 6 above)	RCFN A245	4,725,782

(1)
Report fixed rate time deposits by remaining maturity and floating rate time deposits by next repricing date.

(2)
Sum of Memorandum items 3.a.(1) through 3.a.(4) must equal Schedule RC-E, Memorandum item 2.b.

(3)
Report both fixed and floating rate time deposits by remaining maturity. Exclude floating rate time deposits with a next repricing date of one year or less that have a remaining maturity of over one year.

(4)
Sum of Memorandum items 4.a.(1) through 4.a.(4) must equal Schedule RC-E, Memorandum item 2.c.

Schedule RC-F—Other Assets

			Dollar Amounts in Thousands
1.	Accrued interest receivable(1)		RCFD B556	141,895
2.	Net deferred tax assets(2)		RCFD 2148	0
3.	Interest-only strips receivable (not in the form of a security)(3) on:
	a.	Mortgage loans	RCFD A519	0
	b.	Other financial assets	RCFD A520	0
4.	Equity securities that DO NOT have readily determinable fair values(4)		RCFD 1752	374,842
5.	All other assets (itemize and describe amounts greater than $25,000 that exceed 25% of this item)		RCFD 2168	871,219
	a.	Prepaid expenses	RCFD 2166	0
	b.	Cash surrender value of life insurance	RCFD C009	541,364
	c.	Repossessed personal property (including vehicles)	RCFD 1578	0
	d.	Derivatives with a positive fair value held for purposes other than trading	RCFD C010	0
	e.	Retained interests in accrued interest receivable related to securitized credit cards	RCON C436	0
	f.	(TEXT 3549)	RCFD 3549	0
	g.	(TEXT 3550)	RCFD 3550	0
	h.	(TEXT 3551)	RCFD 3551	0
6.	Total (sum of items 1 through 5) (must equal Schedule RC, item 11)		RCFD 2160	1,387,956

(1)
Include accrued interest receivable on loans, leases, debt securities, and other interest-bearing assets.

(2)
See discussion of deferred income taxes in Glossary entry on "income taxes."

(3)
Report interest-only strips receivable in the form of a security as available-for-sale securities in Schedule RC, item 2.b, or as trading assets in Schedule RC, item 5, as appropriate.

(4)
Include Federal Reserve stock, Federal Home Loan Bank stock, and bankers' bank stock.

Schedule RC-G—Other Liabilities

			Dollar Amounts in Thousands
1.	a.	Interest accrued and unpaid on deposits in domestic offices(1)	RCON 3645	22,789
	b.	Other expenses accrued and unpaid (includes accrued income taxes payable)	RCFD 3646	337,010
2.	Net deferred tax liabilities(2)		RCFD 3049	515,363
3.	Allowance for credit losses on off-balance sheet credit exposures		RCFD B557	0
4.	All other liabilities (itemize and describe amounts greater than $25,000 that exceed 25% of this item)		RCFD 2938	43,754
	a.	Accounts payable	RCFD 3066	25,646
	b.	Deferred compensation liabilities	RCFD C011	0
	c.	Dividends declared but not yet payable	RCFD 2932	0
	d.	Derivatives with a negative fair value held for purposes other than trading	RCFD C012	0
	e.	(TEXT 3552)	RCFD 3552	0
	f.	(TEXT 3553)	RCFD 3553	0
	g.	(TEXT 3554)	RCFD 3554	0
5.	Total (sum of items 1 through 4) (must equal Schedule RC, item 20)		RCFD 2930	918,916

(1)
For savings banks, include "dividends" accrued and unpaid on deposits.

(2)
See discussion of deferred income taxes in Glossary entry on "income taxes."

Schedule RC-H—Selected Balance Sheet Items for Domestic Offices

			Dollar Amounts in Thousands
1.	Customers' liability to this bank on acceptances outstanding		RCON 2155	1,707
2.	Bank's liability on acceptances executed and outstanding		RCON 2920	1,707
3.	Securities purchased under agreements to resell		RCON B989	66,300
4.	Securities sold under agreements to repurchase		RCON B995	323,318
5.	Other borrowed money		RCON 3190	5,526,099
EITHER
6.	Net due from own foreign offices, Edge and Agreement subsidiaries, and IBFs		RCON 2163	0
OR
7.	Net due to own foreign offices, Edge and Agreement subsidiaries, and IBFs		RCON 2941	4,654,167
8.	Total assets (excludes net due from foreign offices, Edge and Agreement subsidiaries, and IBFs)		RCON 2192	50,001,990
9.	Total liabilities (excludes net due to foreign offices, Edge and Agreement subsidiaries, and IBFs)		RCON 3129	41,666,072
In items 10-17, report the amortized (historical) cost of both held-to-maturity and available-for-sale securities in domestic offices.
10.	U.S. Treasury securities		RCON 1039	131,294
11.	U.S. Government agency obligations (exclude mortgage-backed securities)		RCON 1041	141,652
12.	Securities issued by states and political subdivisions in the U.S.		RCON 1042	286,587
13.	Mortgage-backed securities (MBS):
	a.	Pass-through securities:
	(1) Issued or guaranteed by FNMA, FHLMC, or GNMA		RCON 1043	469,614
	(2) Other pass-through securities.		RCON 1044	0
	b.	Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS):
	(1) Issued or guaranteed by FNMA, FHLMC, or GNMA		RCON 1209	440,974
	(2) All other mortgage-backed securities		RCON 1280	193,656
14.	Other domestic debt securities (include domestic asset-backed securities)		RCON 1281	85,732
15.	Foreign debt securities (include foreign asset-backed securities)		RCON 1282	47,273
16.	Investments in mutual funds and other equity securities with readily determinable fair values		RCON A510	13,995
17.	Total amortized (historical) cost of both held-to-maturity and available-for-sale securities (sum of items 10 through 16)		RCON 1374	1,810,777
18.	Equity securities that do not have readily determinable fair values		RCON 1752	374,842

Schedule RC-I—Assets and Liabilities of IBFs

        To be completed only by banks with IBFs and other "foreign" offices.

Dollar Amounts in Thousands
1.	Total IBF assets of the consolidated bank (component of Schedule RC, item 12)	RCFN 2133	N/A
2.	Total IBF liabilities (component of Schedule RC, item 21)	RCFD 2898	N/A

Schedule RC-K—Quarterly Averages(1)

				Dollar Amounts in Thousands
ASSETS
1.	Interest-bearing balances due from depository institutions			RCFD 3381	55,457
2.	U.S. Treasury securities and U.S. Government agency obligations(2) (excluding mortgage-backed securities)			RCFD B558	314,497
3.	Mortgage-backed securities(2)			RCFD B559	770,318
4.	All other securities(2),(3) (includes securities issued by states and political subdivisions in the U.S.)			RCFD B560	487,945
5.	Federal funds sold and securities purchased under agreements to resell			RCFD 3365	9,214,119
6.	Loans:
	a.	Loans in domestic offices:
		(1)	Total loans	RCON 3360	36,794,953
		(2)	Loans secured by real estate	RCON 3385	27,326,810
		(3)	Loans to finance agricultural production and other loans to farmers	RCON 3386	178,845
		(4)	Commercial and industrial loans	RCON 3387	4,883,087
		(5)	Loans to individuals for household, family, and other personal expenditures:
			(a) Credit cards	RCON B561	141
			(b) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	RCON B562	1,139,851
	b.	Total loans in foreign offices, Edge and Agreement subsidiaries, and IBFs		RCFN 3360	1,860
7.	Trading assets			RCFD 3401	104,109
8.	Lease financing receivables (net of unearned income)			RCFD 3484	2,946,675
9.	Total assets(4)			RCFD 3368	53,597,728
LIABILITIES
10.	Interest-bearing transaction accounts in domestic offices (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts) (exclude demand deposits)			RCON 3485	296,417
11.	Nontransaction accounts in domestic offices:
	a.	Savings deposits (includes MMDAs)		RCON B563	29,098,300
	b.	Time deposits of $100,000 or more		RCON A514	318,963
	c.	Time deposits of less than $100,000		RCON A529	1,589,804
12.	Interest-bearing deposits in foreign offices, EDGE and Agreement subsidiaries, and IBFs			RCFN 3404	5,304,184
13.	Federal funds purchased and securities sold under agreements to repurchase			RCFD 3353	2,506,245
14.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)			RCFD 3355	6,718,735

(1)
For all items, banks have the option of reporting either (1) an average of DAILY figures for the quarter, or (2) an average of WEEKLY figures (i.e., the Wednesday of each week of the quarter).

(2)
Quarterly averages for all debt securities should be based on amortized cost.

(3)
Quarterly averages for all equity securities should be based on historical cost.

(4)
The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

Schedule RC-L—Derivatives and Off-Balance Sheet Items

        Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

			Dollar Amounts in Thousands
1.	Unused commitments:
	a.	Revolving, open-end lines secured by 1-4 family residential properties, e.g., home equity lines	RCFD 3814	1,777,930
	b.	Credit card lines	RCFD 3815	0
	c.	Commercial real estate, construction, and land development:
		(1) Commitments to fund loans secured by real estate	RCFD 3816	88,502
		(2) Commitments to fund loans not secured by real estate	RCFD 6550	96,621
	d.	Securities underwriting	RCFD 3817	0
	e.	Other unused commitments	RCFD 3818	1,413,250
2.	Financial standby letters of credit and foreign office guarantees		RCFD 3819	58,526
	a.	Amount of financial standby letters of credit conveyed to others	RCFD 3820	746
3.	Performance standby letters of credit and foreign office guarantees		RCFD 3821	455,719
	a.	Amount of performance standby letters of credit conveyed to others	RCFD 3822	5,887
4.	Commercial and similar letters of credit		RCFD 3411	27,281
5.	Participations in acceptances (as described in the instructions) conveyed to others by the reporting bank		RCFD 3428	0
6.	Securities lent (including customers' securities lent where the customer is indemnified against loss by the reporting bank)		RCFD 3433	554,048
7.	Credit derivatives:
	a.	Notional amount of credit derivatives on which the reporting bank is the guarantor	RCFD A534	0
		(1) Gross positive fair value	RCFD C219	0
		(2) Gross negative fair value	RCFD C220	0
	b.	Notional amount of credit derivatives on which the reporting bank is the beneficiary	RCFD A535	0
		(1) Gross positive fair value	RCFD C221	0
		(2) Gross negative fair value	RCFD C222	0
8.	Spot foreign exchange contracts		RCFD 8765	0
9.	All other off-balance sheet liabilities (exclude derivatives) (itemize and describe each component of this item over 25% of Schedule RC, item 28, "Total equity capital")		RCFD 3430	3,126,858
	a.	Securities borrowed	RCFD 3432	3,126,858
	b.	Commitments to purchase when-issued securities	RCFD 3434	0
	c.	(TEXT 3555)	RCFD 3555	0
	d.	(TEXT 3556)	RCFD 3556	0
	e.	(TEXT 3557)	RCFD 3557	0
10.	All other off-balance sheet assets (exclude derivatives) (itemize and describe each component of this item over 25% of Schedule RC, item 28, "Total equity capital")		RCFD 5591	0
	a.	Commitments to sell when-issued securities	RCFD 3435	0
	b.	(TEXT 5592)	RCFD 5592	0
	c.	(TEXT 5593)	RCFD 5593	0
	d.	(TEXT 5594)	RCFD 5594	0
	e.	(TEXT 5595)	RCFD 5595	0
11.	Year-to-date merchant credit card sales volume:
	a.	Sales for which the reporting bank is the acquiring bank	RCFD C223	0
	b.	Sales for which the reporting bank is the agent bank with risk	RCFD C224	0

				(Column A) Interest Rate Contracts		(Column B) Foreign Exchange Contracts		(Column C) Equity Derivative Contracts		(Column D) Commodity Other Contracts
				Dollar Amounts in Thousands
12.	Gross amounts (e.g., notional amounts) (for each column, sum of items 12.a through 12.e must equal sum of items 13 and 14):
	a.	Futures contracts		RCFD 8693	0	RCFD 8694	0	RCFD 8695	0	RCFD 8696	0
	b.	Forward contracts		RCFD 8697	0	RCFD 8698	0	RCFD 8699	0	RCFD 8700	0
	c.	Exchange-traded option contracts:
		(1)	Written options	RCFD 8701	0	RCFD 8702	0	RCFD 8703	0	RCFD 8704	0
		(2)	Purchased options	RCFD 8705	0	RCFD 8706	0	RCFD 8707	0	RCFD 8708	0
	d.	Over-the-counter option contracts:
		(1)	Written options	RCFD 8709	117,330	RCFD 8710	0	RCFD 8711	0	RCFD 8712	0
		(2)	Purchased options	RCFD 8713	619,790	RCFD 8714	0	RCFD 8715	0	RCFD 8716	0
	e.	Swaps		RCFD 3450	897,193	RCFD 3826	0	RCFD 8719	0	RCFD 8720	37,379
13.	Total gross notional amount of derivative contracts held for trading			RCFD A126	1,434,313	RCFD A127	0	RCFD 8723	0	RCFD 8724	37,379
14.	Total gross notional amount of derivative contracts held for purposes other than trading			RCFD 8725	200,000	RCFD 8726	0	RCFD 8727	0	RCFD 8728	0
	a.	Interest rate swaps where the bank has agreed to pay a fixed rate		RCFD A589	0
15.	Gross fair values of derivative contracts:
	a.	Contracts held for trading:
		(1)	Gross positive fair value	RCFD 8733	43,923	RCFD 8734	0	RCFD 8735	0	RCFD 8736	8,609
		(2)	Gross negative fair value	RCFD 8737	40,732	RCFD 8738	0	RCFD 8739	0	RCFD 8740	8,389
	b.	Contracts held for purposes other than trading:
		(1)	Gross positive fair value	RCFD 8741	19,589	RCFD 8742	0	RCFD 8743	0	RCFD 8744	0
		(2)	Gross negative fair value	RCFD 8745	0	RCFD 8746	0	RCFD 8747	0	RCFD 8748	0

Schedule RC-M—Memoranda

			Dollar Amounts in Thousands
1.	Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
	a.	Aggregate amount of all extensions of credit to all executive officers, directors, principal shareholders, and their related interests	RCFD 6164	3,031
	b.	Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to related interests) equals or exceeds the lesser of $500,000 or 5 percent of total capital as defined for this purpose in agency regulations	RCFD 6165	Number 3
2.	Intangible assets other than goodwill:
	a.	Mortgage servicing assets	RCFD 3164	113
		(1) Estimated fair value of mortgage servicing assets	RCFD A590	113
	b.	Purchased credit card relationships and nonmortgage servicing assets	RCFD B026	2,149
	c.	All other identifiable intangible assets	RCFD 5507	4,904
	d.	Total (sum of items 2.a, 2.b, and 2.c) (must equal Schedule RC, item 10.b)	RCFD 0426	7,166
3.	Other real estate owned:
	a.	Direct and indirect investments in real estate ventures	RCFD 5372	0
	b.	All other real estate owned:
		(1) Construction, land development, and other land in domestic offices	RCON 5508	0
		(2) Farmland in domestic offices	RCON 5509	466
		(3) 1-4 family residential properties in domestic offices	RCON 5510	4,208
		(4) Multifamily (5 or more) residential properties in domestic offices	RCON 5511	0
		(5) Nonfarm nonresidential properties in domestic offices	RCON 5512	1,054
		(6) In foreign offices	RCFN5513	0
	c.	Total (sum of items 3.a and 3.b) (must equal Schedule RC, item 7)	RCFD 2150	5,728
4.	Investments in unconsolidated subsidiaries and associated companies:
	a.	Direct and indirect investments in real estate ventures	RCFD 5374	0
	b.	All other investments in unconsolidated subsidiaries and associated companies	RCFD 5375	0
	c.	Total (sum of items 4.a and 4.b) (must equal Schedule RC, item 8)	RCFD 2130	0
5.	Other borrowed money:
	a.	Federal Home Loan Bank advances:
		(1) With a remaining maturity of one year or less(1)	RCFD 2651	1,660,085

		(2)	With a remaining maturity of more than one year through three years	RCFD B565	1,885,165
		(3)	With a remaining maturity of more than three years	RCFD B566	1,950,000
	b.	Other borrowings:
		(1)	With a remaining maturity of one year or less	RCFD B571	19,015
		(2)	With a remaining maturity of more than one year through three years	RCFD B567	9,988
		(3)	With a remaining maturity of more than three years	RCFD B568	1,846
	c.	Total (sum of items 5.a.(1) through 5.b.(3) must equal Schedule RC, item 16)		RCFD 3190	5,526,099
6.	Does the reporting bank sell private label or third party mutual funds and annuities?			RCFD B569	YES/NO Yes
7.	Assets under the reporting bank's management in proprietary mutual funds and annuities			RCFD B570	0
8.	Primary Internet Web site address of the bank (home page), if any (Example:www.examplebank.com) (TEXT 4087) www.wellsfargo.com
9.	Do any of the bank's Internet Web sites have transactional capability, i.e, allow the bank's customers to execute transactions on their accounts through the Web site?			RCFD 4088	YES/NO Yes

(1)
Includes overnight Federal Home Loan Bank advances.

Schedule RC-N—Past Due and Nonaccrual Loans, Leases, and Other Assets

			(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual
			Dollar Amounts in Thousands
1.	Loans secured by real estate:
	a.	Construction, land development, and other land loans in domestic offices	RCON 2759	1,080	RCON 2769	120	RCON 3492	1,097
	b.	Secured by farmland in domestic offices	RCON 3493	996	RCON 3494	0	RCON 3495	1,680
	c.	Secured by 1-4 family residential properties in domestic offices:
		(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	RCON 5398	2,222	RCON 5399	200	RCON 5400	3,456
		(2) Closed-end loans secured by 1-4 family residential properties
		(a) Secured by first liens	RCON C236	125,976	RCON C237	7,469	RCON C229	19,106
		(b) Secured by junior liens	RCON C238	6,807	RCON C239	1,266	RCON C230	103
	d.	Secured by multifamily (5 or more) residential properties in domestic offices	RCON 3499	83	RCON 3500	0	RCON 3501	323
	e.	Secured by nonfarm nonresidential properties in domestic offices	RCON 3502	6,086	RCON 3503	170	RCON 3504	12,875
	f.	In foreign offices	RCFN B572	0	RCFN B573	0	RCFN B574	0
2.	Loans to depository institutions and acceptances of other banks:
	a.	To U.S. banks and other U.S. depository institutions	RCFD 5377	0	RCFD 5378	0	RCFD 5379	0
	b.	To foreign banks	RCFD 5380	0	RCFD 5381	0	RCFD 5382	0
3.	Loans to finance agricultural production and other loans to farmers		RCFD 1594	2,967	RCFD 1597	5	RCFD 1583	785
4.	Commercial and industrial loans:
	a.	To U.S. addressees (domicile)	RCFD 1251	31,087	RCFD 1252	464	RCFD 1253	101,867
	b.	To non-U.S. addressees (domicile)	RCFD 1254	0	RCFD 1255	0	RCFD 1256	0
5.	Loans to individuals for household, family, and other personal expenditures:
	a.	Credit cards	RCFD B575	0	RCFD B576	0	RCFD B577	0

	b.	Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	RCFD B578	18,557	RCFD B579	9,284	RCFD B580	1,390
6.	Loans to foreign governments and official institutions		RCFD 5389	0	RCFD 5390	0	RCFD 5391	0
7.	All other loans		RCFD 5459	603	RCFD 5460	19	RCFD 5461	1,607
8.	Lease financing receivables:
	a.	Of U.S. addressees (domicile)	RCFD 1257	27,383	RCFD 1258	0	RCFD 1259	64,230
	b.	Of non-U.S. addressees (domicile)	RCFD 1271	0	RCFD 1272	0	RCFD 1791	0
9.	Debt securities and other assets (exclude other real estate owned and other repossessed assets)		RCFD 3505	0	RCFD 3506	0	RCFD 3507	0
Amounts reported in Schedule RC-N, items 1 through 8, above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.
10.	Loans and leases reported in items 1 through 8 above which are wholly or partially guaranteed by the U.S. Government		RCFD 5612	10,013	RCFD 5613	8,789	RCFD 5614	228
	a.	Guaranteed portion of loans and leases included in item 10 above	RCFD 5615	9,933	RCFD 5616	8,785	RCFD 5617	114

        Memoranda

		(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual
		Dollar Amounts in Thousands
1.	Restructured loans and leases included in Schedule RC-N, items 1 through 8, above (and not reported in Schedule RC-C, Part I, Memorandum item 1)	RCFD 1658	0	RCFD 1659	0	RCFD 1661	0
2.	Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-N, items 4 and 7, above	RCFD 6558	1,968	RCFD 6559	0	RCFD 6560	1,356
3.	Loans secured by real estate to non-U.S. addressees (domicile) (included in Schedule RC-N, item 1, above)	RCFD 1248	0	RCFD 1249	0	RCFD 1250	0
4.	Not applicable
5.	Loans and leases held for sale (included in Schedule RC-N, items 1 through 8,above)	RCFD C240	95,119	RCFD C241	12,001	RCFD C226	2,953
		(Column A) Past due 30 through 89 days		(Column B) Past due 90 days or more
		Dollar Amounts in Thousands
6.	Interest rate, foreign exchange rate, and other commodity and equity contracts: Fair value of amounts carried as assets	RCFD 3529	0	RCFD 3530	0

Schedule RC-O—Other Data for Deposit Insurance and FICO Assessments

			Dollar Amounts in Thousands
1.	Unposted debits (see instructions):
	a.	Actual amount of all unposted debits	RCON 0030	0
	OR
	b.	Separate amount of unposted debits:
		(1) Actual amount of unposted debits to demand deposits	RCON 0031	0
		(2) Actual amount of unposted debits to time and savings deposits(1)	RCON 0032	0
2.	Unposted credits (see instructions):
	a.	Actual amount of all unposted credits	RCON 3510	0
	OR
	b.	Separate amount of unposted credits:
		(1) Actual amount of unposted credits to demand deposits	RCON 3512	0
		(2) Actual amount of unposted credits to time and savings deposits(1)	RCON 3514	0
3.	Uninvested trust funds (cash) held in bank's own trust department (not included in total deposits in domestic offices)		RCON 3520	0
4.	Deposits of consolidated subsidiaries in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions (not included in total deposits):
	a.	Demand deposits of consolidated subsidiaries	RCON 2211	704,463
	b.	Time and savings deposits(1) of consolidated subsidiaries	RCON 2351	0
	c.	Interest accrued and unpaid on deposits of consolidated subsidiaries	RCON 5514	0
5.	Deposits in insured branches in Puerto Rico and U.S. territories and possessions:
	a.	Demand deposits in insured branches (included in Schedules RC-E, Part II)	RCON 2229	0
	b.	Time and savings deposits(1) in insured branches (included in Schedule RC-E, Part II)	RCON 2383	0
	c.	Interest accrued and unpaid on deposits in insured branches (included in Schedule RC-G, item 1.b.)	RCON 5515	0
6.	Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit liabilities of the reporting bank:
	a.	Amount reflected in demand deposits (included in Schedule RC-E, Part I, item 7, column B)	RCON 2314	0
	b.	Amount reflected in time and savings deposits(1) (included in Schedule RC-E, Part I, item 7, column A or C, but not column B)	RCON 2315	0
7.	Unamortized premiums and discounts on time and savings deposits:(1)(2)
	a.	Unamortized premiums	RCON 5516	0
	b.	Unamortized discounts	RCON 5517	0
8.	To be completed by banks with "Oakar deposits."

	a.	Deposits purchased or acquired from other FDIC-insured institutions during the quarter (exclude deposits purchased or acquired from foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions):
		(1) Total deposits purchased or acquired from other FDIC-insured institutions during the quarter	RCON A531	0
		(2) Amount of purchased or acquired deposits reported in item 8.a.(1) above attributable to a secondary fund (i.e., BIF members report deposits attributable to SAIF; SAIF members report deposits attributable to BIF)	RCON A532	0
	b.	Total deposits sold or transferred to other FDIC-insured institutions during the quarter (exclude sales or transfers by the reporting bank of deposits in foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions)	RCON A533	0
9.	Deposits in lifeline accounts		RCON 5596	N/A
10.	Benefit-responsive "Depository Institution Investment Contracts" (included in total deposits in domestic offices)		RCON 8432	0
11.	Adjustments to demand deposits in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions reported in Schedule RC-E for certain reciprocal demand balances:
	a.	Amount by which demand deposits would be reduced if the reporting bank's reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions that were reported on a gross basis in Schedule RC-E had been reported on a net basis	RCON 8785	0
	b.	Amount by which demand deposits would be increased if the reporting bank's reciprocal demand balances with foreign banks and foreign offices of other U.S. banks (other than insured branches in Puerto Rico and U.S. territories and possessions) that were reported on a net basis in Schedule RC-E had been reported on a gross basis	RCON A181	0
	c.	Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank's net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions in Schedule RC-E	RCON A182	0
12.	Amount of assets netted against deposit liabilities in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles (exclude amounts related to reciprocal demand balances):
	a.	Amount of assets netted against demand deposits	RCON A527	0
	b.	Amount of assets netted against time and savings deposits	RCON A528	0

Memoranda (to be completed each quarter except as noted)

1.	Total deposits in domestic offices of the bank and in insured branches in Puerto Rico and U.S. territories and possessions (sum of Memorandum items 1.a.(1) and 1.b.(1) must equal the sum of Schedule RC, item 13.a, and Schedule RC-O, items 5.a and 5.b):
	a.	Deposit account of $100,000 or less:
		(1)	Amount of deposit accounts of $100,000 or less	RCON 2702	9,256,790
		(2)	Number of deposit accounts of $100,000 or less (to be completed for the June report only)	RCON 3779	Number N/A
	b.	Deposit accounts of more than $100,000:
		(1)	Amount of deposit accounts of more than $100,000	RCON 2710	23,579,075
		(2)	Number of deposit accounts of more than $100,000	RCON 2722	Number 19,036
Memorandum item 2 is to be completed by all banks.
2.	Estimated amount of uninsured deposits in domestic offices of the bank and in insured branches in Puerto Rico and U.S. territories and possessions (see instructions)			RCON 5597	21,675,475
3.	Has the reporting institution been consolidated with a parent bank or savings association in that parent bank's or parent saving association's Call Report or Thrift Financial Report? If so, report the legal title and FDIC Certificate Number of the parent bank or parent savings association:			FDIC Cert No.
	(TEXT A545)			RCON A545	0

(1)
For FDIC insurance and FICO assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits

(2)
Exclude core deposit intangibles.

Schedule RC-R—Regulatory Capital

		Dollar Amounts in Thousands
Tier 1 capital
1.	Total equity capital (from Schedule RC, item 28)	RCFD 3210	3,681,751
2.	LESS: Net unrealized gains (losses) on available-for-sale securities(1) (if a gain, report as a positive value; if a loss, report as a negative value)	RCFD 8434	52,026
3.	LESS: Net unrealized loss on available-for-sale EQUITY securities(1) (report loss as a positive value)	RCFD A221	0
4.	LESS: Accumulated net gains (losses) on cash flow hedges(1) (if a gain, report as a positive value; if a loss, report as a negative value)	RCFD 4336	0
5.	LESS: Nonqualifying perpetual preferred stock	RCFD B588	0
6.	Qualifying minority interests in consolidated subsidiaries	RCFD B589	0
7.	LESS: Disallowed goodwill and other disallowed intangible assets	RCFD B590	296,361
8.	Subtotal (sum of items 1 and 6, less items 2, 3, 4, 5, and 7)	RCFD C227	3,333,364
9.	a. LESS: Disallowed servicing assets and purchased credit card relationships	RCFD B591	11
	b. LESS: Disallowed deferred tax assets	RCFD 5610	0
10.	Other additions to (deductions from) Tier 1 capital	RCFD B592	0
11.	Tier 1 capital (sum of items 8, and 10, less items 9.a and 9.b)	RCFD 8274	3,333,353
Tier 2 capital
12.	Qualifying subordinated debt and redeemable preferred stock	RCFD 5306	0
13.	Cumulative perpetual preferred stock includible in Tier 2 capital	RCFD B593	0
14.	Allowance for loan and lease losses includible in Tier 2 capital	RCFD 5310	283,003
15.	Unrealized gains on available-for-sale equity securities includible in Tier 2 capital	RCFD 2221	303
16.	Other Tier 2 capital components	RCFD B594	0
17.	Tier 2 capital (sum of items 12 through 16)	RCFD 5311	283,306
18.	Allowable Tier 2 capital (lesser of item 11 or 17)	RCFD 8275	283,306
19.	Tier 3 capital allocated for market risk	RCFD 1395	0
20.	LESS: Deductions for total risk-based capital	RCFD B595	0
21.	Total risk-based capital (sum of items 11, 18, and 19, less item 20)	RCFD 3792	3,616,659
Total assets for leverage ratio
22.	Average total assets (from Schedule RC-K, item 9)	RCFD 3368	53,597,728
23.	LESS: Disallowed goodwill and other disallowed intangible assets (from item 7 above)	RCFD B590	296,361
24.	LESS: Disallowed servicing assets and purchased credit card relationships (from item 9.a above)	RCFD B591	11
25.	LESS: Disallowed deferred tax assets (from item 9.b above)	RCFD 5610	0
26.	LESS: Other deductions from assets for leverage capital purposes	RCFD B596	0
27.	Average total assets for leverage capital purposes (item 22 less items 23 through 26)	RCFD A224	53,301,356
Adjustments for financial subsidiaries
28.	a. Adjustment to Tier 1 capital reported in item 11	RCFD C228	0
	b. Adjustment to total risk-based capital reported in item 21	RCFD B503	0
29.	Adjustment to risk-weighted assets reported in item 62	RCFD B504	0
30.	Adjustment to average total assets reported in item 27	RCFD B505	0
Capital ratios
(Column B is to be completed by all banks. Column A is to be completed by banks with financial subsidiaries.)		(Column A) Percentage		(Column B) Percentage

31.	Tier 1 leverage ratio(2)	RCFD 7273	0	RCFD 7204	6.25
32.	Tier 1 risk-based capital ratio(3)	RCFD 7274	0	RCFD 7206	11.33
33.	Total risk-based capital ratio(4)	RCFD 7275	0	RCFD 7205	12.29

        Banks are not required to risk-weight each on-balance sheet asset and the credit equivalent amount of each off-balance sheet item that qualifies for a risk weight of less than 100 percent (50 percent for derivatives) at its lower risk weight. When completing items 34 through 54 of Schedule RC-R, each bank should decide for itself how detailed a risk-weight analysis it wishes to perform. In other words, a bank can choose from among its assets and off-balance sheet items that have a risk weight of less than 100 percent which ones to risk-weight at an appropriate lower risk weight, or it can simply risk-weight some or all of these items at a 100 percent risk weight (50 percent for derivatives).

				(Column C)	(Column D)	(Column E)	(Column F)
Allocation by Risk Weight Category
Dollar Amounts in Thousands		(Column A) Totals (from Schedule RC)	(Column B) Items Not Subject to Risk-Weighting
				0%	20%	50%	100%
Balance Sheet Asset Categories
34.	Cash and balances due from depository institutions (Column A equals the sum of Schedule RC, items 1.a and 1.b)	RCFD 0010 1,869,976		RCFD B600 403,740	RCFD B601 1,466,236		RCFD B602 0
35.	Held-to-maturity securities	RCFD 1754 0	RCFD B603 0	RCFD B604 0	RCFD B605 0	RCFD B606 0	RCFD B607 0
36.	Available-for-sale securities	RCFD 1773 1,894,615	RCFD B608 83,535	RCFD B609 351,476	RCFD B610 1,198,001	RCFD B611 98,094	RCFD B612 163,509
37.	Federal funds sold and securities purchased under agreements to resell	RCFD C225 4,486,310		RCFD C063 0	RCFD C064 4,486,310		RCFD B520 0
38.	Loans and leases held for sale	RCFD 5369 21,749,977	RCFD B617 0	RCFD B618 0	RCFD B619 2,878,494	RCFD B620 18,868,530	RCFD B621 2,953
39.	Loans and leases, net of unearned income(5)	RCFD B528 18,479,391	RCFD B622 0	RCFD B623 0	RCFD B624 3,589,948	RCFD B625 1,885,894	RCFD B626 13,003,549
40.	LESS: Allowance for loan and lease losses	RCFD 3123 283,003	RCFD 3123 283,003
41.	Trading assets	RCFD 3545 53,262	RCFD B627 52,005	RCFD B628 0	RCFD B629 1,257	RCFD B630 0	RCFD B631 0
42.	All other assets(6)	RCFD B639 1,854,372	RCFD B640 296,372	RCFD B641 68,028	RCFD B642 288,100	RCFD B643 73,944	RCFD 5339 1,127,928
43.	Total assets (sum of items 34 through 42)	RCFD 2170 50,104,900	RCFD B644 148,909	RCFD 5320 823,244	RCFD 5327 13,908,346	RCFD 5334 20,926,462	RCFD 5340 14,297,939

						(Column C)	(Column D)	(Column E)	(Column F)
					(Column B) Credit Equivalent Amount(7)	Allocation by Risk Weight Category
Dollar Amounts in Thousands		(Column A) Face Value or Notional Amount	Credit Conversion Factor
						0%	20%	50%	100%
Derivatives and Off-Balance Sheet Items
44.	Financial standby letters of credit	RCFD B546 58,526	1.00		RCFD B547 58,526	RCFD B548 0	RCFD B581 0	RCFD B582 0	RCFD B583 58,526
45.	Performance standby letters of credit	RCFD 3821 455,719	0.50		RCFD B650 227,860	RCFD B651 0	RCFD B652 0	RCFD B653 0	RCFD B654 227,860
46.	Commercial and similar letters of credit	RCFD 3411 27,281	0.20		RCFD B655 5,456	RCFD B656 0	RCFD B657 0	RCFD B658 0	RCFD B659 5,456
47.	Risk participations in bankers acceptances acquired by the reporting institution	RCFD 3429 0	1.00		RCFD B660 0	RCFD B661 0	RCFD B662 0		RCFD B663 0
48.	Securities lent	RCFD 3433 554,048	1.00		RCFD B664 554,048	RCFD B665 0	RCFD B666 554,048	RCFD B667 0	RCFD B668 0
49.	Retained recourse on small business obligations sold with recourse	RCFD A250 0	1.00		RCFD B669 0	RCFD B670 0	RCFD B671 0	RCFD B672 0	RCFD B673 0
50.	Recourse and direct credit substitutes (other than financial standby letters of credit) subject to the low-level exposure rule and residual interests subject to a dollar-for-dollar capital requirement	RCFD B541 0	12.5	*	RCFD B542 0				RCFD B543 0
51.	All other financial assets sold with recourse	RCFD B675 0	1.00		RCFD B676 0	RCFD B677 0	RCFD B678 0	RCFD B679 0	RCFD B680 0
52.	All other off-balance sheet liabilities	RCFD B681 0	1.00		RCFD B682 0	RCFD B683 0	RCFD B684 0	RCFD B685 0	RCFD B686 0
53.	Unused commitments with an original maturity exceeding one year	RCFD 3833 2,936,001	0.50		RCFD B687 1,468,001	RCFD B688 0	RCFD B689 1,621	RCFD B690 29,314	RCFD B691 1,437,066
54.	Derivative contracts				RCFD A167 87,736	RCFD B693 0	RCFD B694 53,587	RCFD B695 34,149

		(Column C)	(Column D)	(Column E)	(Column F)
Allocation by Risk Weight Category
Dollar Amounts in Thousands
		0%	20%	50%	100%
Totals
55.	Total assets, derivatives, and off-balance sheet items by risk weight category (for each column, sum of items 43 through 54)	RCFD B696 823,244	RCFD B697 14,517,602	RCFD B698 20,989,925	RCFD B699 16,026,847
56.	Risk weight factor	x 0%	x 20%	x 50%	x 100%
57.	Risk-weighted assets by risk weight category (for each column, item 55 multiplied by item 56)	RCFD B700 0	RCFD B701 2,903,520	RCFD B702 10,494,963	RCFD B703 16,026,847
58.	Market risk equivalent assets				RCFD 1651 0
59.	Risk-weighted assets before deductions for excess allowance for loan and lease losses and allocated transfer risk reserve (sum of item 57, columns C through F, and item 58)				RCFD B704 29,425,330
60.	LESS: Excess allowance for loan and lease losses				RCFD A222 0
61.	LESS: Allocated transfer risk reserve				RCFD 3128 0
62.	Total risk-weighted assets (item 59 minus items 60 and 61)				RCFD A223 29,425,330
Memoranda		Dollar Amounts in Thousands
1.	Current credit exposure across all derivative contracts covered by the risk-based capital standards.	RCFD 8764	72,121
			(Column A) One year or less		(Column B) Over one year through five years		(Column C) Over five years
2.	Notional principal amounts of derivative contracts:(8)
	a.	Interest rate contracts	RCFD 3809	299,525	RCFD 8766	695,426	RCFD 8767	522,032
	b.	Foreign exchange contracts	RCFD 3812	0	RCFD 8769	0	RCFD 8770	0
	c.	Gold contracts	RCFD 8771	0	RCFD 8772	0	RCFD 8773	0
	d.	Other precious metals contracts	RCFD 8774	0	RCFD 8775	0	RCFD 8776	0
	e.	Other commodity contracts	RCFD 8777	8,882	RCFD 8778	28,497	RCFD 8779	0
	f.	Equity derivative contracts	RCFD A000	0	RCFD A001	0	RCFD A002	0

*
Or institution-specific factor.

(1)
Report amount included in Schedule RC, item 26.b, "Accumulated other comprehensive income."

(2)
The ratio for column B is item 11 divided by item 27. The ratio for column A is item 11 minus one half of item 28 divided by (item 27 minus item 30).

(3)
The ratio for column B is item 11 divided by item 62. The ratio for column A is item 11 minus one half of item 28 divided by (item 62 minus item 29).

(4)
The ratio for column B is item 21 divided by item 62. The ratio for column A is item 21 minus item 28 divided by (item 62 minus item 29).

(5)
Include any allocated transfer risk reserve in column B

(6)
Includes premises and fixed assets, other real estate owned, investments in unconsolidated subsidiaries and associated companies, customers' liability on acceptances outstanding, intangible assets, and other assets.

(7)
Column A multiplied by credit conversion factor.

(8)
Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

Schedule RC-S—Servicing, Securitization and Asset Sale Activities

			(Column A) 1-4 Family Residential Loans	(Column B) Home Equity Lines	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
Dollar Amounts in Thousands
Bank Securitization Activities
1.	Outstanding principal balance of assets sold and securitized by the reporting bank with servicing retained or with recourse or other seller-provided credit enhancements		RCFD B705 0	RCFD B706 0	RCFD B707 0	RCFD B708 0	RCFD B709 0	RCFD B710 0	RCFD B711 0
2.	Maximum amount of credit exposure arising from recourse or other seller-provided credit enhancements provided to structures reported in item 1 in the form of:
	a.	Credit-enhancing interest-only strips (included in Schedules RC-B or RC-F or in Schedule RC, item 5)	RCFD B712 0	RCFD B713 0	RCFD B714 0	RCFD B715 0	RCFD B716 0	RCFD B717 0	RCFD B718 0
	b.	Subordinated securities, and other residual interests	RCFD C393 0	RCFD C394 0	RCFD C395 0	RCFD C396 0	RCFD C397 0	RCFD C398 0	RCFD C399 0
	c.	Standby letters of credit and other enhancements	RCFD C400 0	RCFD C401 0	RCFD C402 0	RCFD C403 0	RCFD C404 0	RCFD C405 0	RCFD C406 0
3.	Reporting bank's unused commitments to provide liquidity to structures reported in item 1		RCFD B726 0	RCFD B727 0	RCFD B728 0	RCFD B729 0	RCFD B730 0	RCFD B731 0	RCFD B732 0
4.	Past due loan amounts included in item 1:
	a.	30-89 days past due	RCFD B733 0	RCFD B734 0	RCFD B735 0	RCFD B736 0	RCFD B737 0	RCFD B738 0	RCFD B739 0
	b.	90 days or more past due	RCFD B740 0	RCFD B741 0	RCFD B742 0	RCFD B743 0	RCFD B744 0	RCFD B745 0	RCFD B746 0
5.	Charge-offs and recoveries on assets sold and securitized with servicing retained or with recourse or other seller-provided credit enhancements (calendar year-to-date):
	a.	Charge-offs	RIAD B747 0	RIAD B748 0	RIAD B749 0	RIAD B750 0	RIAD B751 0	RIAD B752 0	RIAD B753 0
	b.	Recoveries	RIAD B754 0	RIAD B755 0	RIAD B756 0	RIAD B757 0	RIAD B758 0	RIAD B759 0	RIAD B760 0
6.	Amount of ownership (or seller's) interests carried as:
	a.	Securities (included in Schedule RC-B or in Schedule RC, item 5)		RCFD B761 0	RCFD B762 0			RCFD B763 0
	b.	Loans (included in Schedule RC-C)		RCFD B500 0	RCFD B501 0			RCFD B502 0
7.	Past due loan amounts included in interests reported in item 6. a:
	a.	30-89 days past due		RCFD B764 0	RCFD B765 0			RCFD B766 0
	b.	90 days or more past due		RCFD B767 0	RCFD B768 0			RCFD B769 0

8.	Charge-offs and recoveries on loan amounts included in interests reported in item 6. a (calendar year-to-date):
	a.	Charge-offs		RIAD B770 0	RIAD B771 0			RIAD B772 0
	b.	Recoveries		RIAD B773 0	RIAD B774 0			RIAD B775 0
For Securitization Facilities Sponsored By or Otherwise Established By Other Institutions
9.	Maximum amount of credit exposure arising from credit enhancements provided by the reporting bank to other institutions' securitization structures in the form of standby letters of credit, purchased subordinated securities, and other enhancements		RCFD B776 0	RCFD B777 0	RCFD B778 0	RCFD B779 0	RCFD B780 0	RCFD B781 0	RCFD B782 0
10.	Reporting bank's unused commitments to provide liquidity to other institutions' securitization structures		RCFD B783 0	RCFD B784 0	RCFD B785 0	RCFD B786 0	RCFD B787 0	RCFD B788 0	RCFD B789 0
Bank Asset Sales
11.	Assets sold with recourse or other seller-provided credit enhancements and not securitized		RCFD B790 0	RCFD B791 0	RCFD B792 0	RCFD B793 0	RCFD B794 0	RCFD B795 0	RCFD B796 0
12.	Maximum amount of credit exposure arising from recourse or other seller-provided credit enhancements provided to assets reported in item 11		RCFD B797 0	RCFD B798 0	RCFD B799 0	RCFD B800 0	RCFD B801 0	RCFD B802 0	RCFD B803 0

        Memoranda

			Dollar Amounts in Thousands
1.	Small business obligations transferred with recourse under Section 208 of the Riegle Community Development and Regulatory Improvement Act of 1994:
	a.	Outstanding principal balance	RCFD A249	0
	b.	Amount of retained recourse on these obligations as of the report date	RCFD A250	0
2.	Outstanding principal balance of assets serviced for others:
	a.	1-4 family residential mortgages serviced with recourse or other servicer-provided credit enhancements	RCFD B804	0
	b.	1-4 family residential mortgages serviced with no recourse or other servicer- provided credit enhancements	RCFD B805	183
	c.	Other financial assets(1)	RCFD A591	48,733
3.	Asset-backed commercial paper conduits:
	a.	Maximum amount of credit exposure arising from credit enhancements provided to conduit structures in the form of standby letters of credit, subordinated securities, and other enhancements:
		(1) Conduits sponsored by the bank, a bank affiliate, or the bank's holding company	RCFD B806	0
		(2) Conduits sponsored by other unrelated institutions	RCFD B807	0
	b.	Unused commitments to provide liquidity to conduit structures:
		(1) Conduits sponsored by the bank, a bank affiliate, or the bank's holding company	RCFD B808	0
		(2) Conduits sponsored by other unrelated institutions	RCFD B809	0
4.	Outstanding credit card fees and finance charges included in Schedule RC-S, item 1, column C(2)		RCFD C407	0

(1)
Memorandum item 2.c is to be completed, if the principal balance of other financial assets serviced for others is more than $10 million.

(2)
Memorandum item 4 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.

Schedule RC-T—Fiduciary and Related Services

        Items 12 through 23 and Memorandum item 4 will not be made available to the public on an individual institution basis.

YES/NO
1.	Does the institution have fiduciary powers? (If "NO," do not complete Schedule RC-T)	RCFD A345	Yes
2.	Does the institution exercise the fiduciary powers it has been granted?	RCFD A346	Yes
3.	Does the institution have any fiduciary or related activity (in the form of assets or accounts) to report in this schedule? (If "NO," do not complete the rest of Schedule RC-T.)	RCFD B867	Yes
If the answer to item 3 is "YES," complete the applicable items of Schedule RC-T, as follows:
Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $250 million (as of the preceding December 31) or with gross fiduciary and related services income greater than 10% of revenue (net interest income plus noninterest income) for the preceding calendar year must complete:
—Items 4 through 19.a quarterly,
—Items 20 through 23 annually with the December report, and
—Memorandum items 1 through 4 annually with the December report.
Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $100 million but less than or equal to $250 million (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:
—Items 4 through 23 annually with the December report, and
—Memorandum items 1 through 4 annually with the December report.
Institutions with total fiduciary assets (item 9, sum of columns A and B) of $100 million or less (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:
—Items 4 through 11 annually with the December report, and
—Memorandum items 1 through 3 annually with the December report.

			(Column A) Managed Assets	(Column B) Non- Managed Assets	(Column C) Number of Managed Accounts	(Column D) Number of Non- Managed Accounts
Dollar Amounts in Thousands
FIDUCIARY AND RELATED ASSETS
4.	Personal trust and agency accounts		RCFD B868 6,170,552	RCFD B869 585,593	RCFD B870 7,813	RCFD B871 162
5.	Retirement related trust and agency accounts:
	a.	Employee benefit-defined contribution	RCFD B872 2,265,567	RCFD B873 20,917,194	RCFD B874 90	RCFD B875 2,269
	b.	Employee benefit-defined benefit	RCFD B876 2,807,890	RCFD B877 13,824,356	RCFD B878 83	RCFD B879 441
	c.	Other retirement accounts	RCFD B880 1,320,820	RCFD B881 4,260,675	RCFD B882 1,348	RCFD B883 581
6.	Corporate trust and agency accounts		RCFD B884 1,610,321	RCFD B885 51,227,089	RCFD C001 316	RCFD C002 12,698

7.	Investment management agency accounts	RCFD B886 254,996		RCFD B888 280
8.	Other fiduciary accounts	RCFD B890 364,649	RCFD B891 6,680,001	RCFD B892 107	RCFD B893 435
9.	Total fiduciary accounts (sum of items 4 through 8)	RCFD B894 14,794,795	RCFD B895 97,494,908	RCFD B896 10,037	RCFD B897 16,586
10.	Custody and safekeeping accounts		RCFD B898 165,586,927		RCFD B899 3,498
11.	Fiduciary accounts held in foreign offices (included in items 9 and 10)	RCFNB900 0	RCFNB901 0	RCFNB902 0	RCFNB903 0

Memoranda

1.	Managed assets held in personal trust and agency accounts:		Managed Assets
	a.	Non-interest bearing deposits	RCFD B913	N/A
	b.	Interest-bearing deposits	RCFD B914	N/A
	c.	U.S. Treasury and U.S. Government agency obligations	RCFD B915	N/A
	d.	State, county and municipal obligations	RCFD B916	N/A
	e.	Money market mutual funds	RCFD B917	N/A
	f.	Other short-term obligations	RCFD B918	N/A
	g.	Other notes and bonds	RCFD B919	N/A
	h.	Common and preferred stocks	RCFD B920	N/A
	i.	Real estate mortgages	RCFD B921	N/A
	j.	Real estate	RCFD B922	N/A
	k.	Miscellaneous assets	RCFD B923	N/A
	l.	Total managed assets held in personal trust and agency accounts (sum of Memorandum items 1.a through 1.k) (must equal Schedule RC-T, item 4, column A)	RCFD B868	N/A

			(Column A) Number of Issues		(Column B) Principal Amount Outstanding
Dollar Amounts in Thousands
2.	Corporate trust and agency accounts:
	a.	Corporate and municipal trusteeships	RCFD B927	N/A	RCFD B928	N/A
	b.	Transfer agent, registrar, paying agent, and other corporate agency	RCFD B929	N/A

			(Column A) Number of Funds		(Column B) Market Value of Fund Assets
Dollar Amounts in Thousands
3.	Collective investment funds and common trust funds:
	a.	Domestic equity	RCFD B931	N/A	RCFD B932	N/A
	b.	International/Global equity	RCFD B933	N/A	RCFD B934	N/A
	c.	Stock/Bond blend	RCFD B935	N/A	RCFD B936	N/A
	d.	Taxable bond	RCFD B937	N/A	RCFD B938	N/A
	e.	Municipal bond	RCFD B939	N/A	RCFD B940	N/A
	f.	Short term investments/Money market	RCFD B941	N/A	RCFD B942	N/A
	g.	Specialty/Other	RCFD B943	N/A	RCFD B944	N/A
	h.	Total collective investment funds (sum of Memorandum items 3.a through 3.g)	RCFD B945	N/A	RCFD B946	N/A

THIS PAGE IS TO BE COMPLETED BY ALL BANKS

        LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)

        The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert "none" against subitem (a). (Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan.) See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation O) for the definitions of "executive officer" and "extension of credit," respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.

a.	Number of loans made to executive officers since the previous Call Report date	RCFD 3561	0
b.	Total dollar amount of above loans (in thousands of dollars)	RCFD 3562	0
c.	Range of interest charged on above loans (example: 9 3/4% = 9.75)	RCFD 7701 0.00%	RCFD 7702 0.00%

Optional Narrative Statement Concerning the Amounts
Reported in the Reports of Condition and Income

        The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in Schedule RC-T, items 12 through 23 and Memorandum item 4, is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-T, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the "No comment" box below and should make no entries of any kind in the space provided for the narrative statement; i.e., DO NOT enter in this space such phrases as "No statement," "Not applicable," "N/A," "No comment," and "None." The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank's statement both on agency computerized records and in computer-file releases to the public.

        All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement's accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.

        If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

        The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of statements exceeding the 750-character limit described above). THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.

BANK MANAGEMENT STATEMENT (please print or type clearly):

QuickLinks

  Item 1. General Information.
  Item 2. Affiliations with Obligor.
  Item 15. Foreign Trustee.
  Item 16. List of Exhibits.
SIGNATURE
  EXHIBIT 6
  EXHIBIT 7